UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: December 12, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Form 8-k Change of Control Agreements

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     After a review of market practices conducted by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of McAfee, Inc. (“McAfee”), with the assistance of outside compensation consultants, the Compensation Committee authorized and recommended certain changes to McAfee’s change of control protections. The agreements described below reflect those changes with respect to named executive officers.
Entering into Change of Control and Retention Agreement with David DeWalt
     On December 12, 2008, McAfee entered into a Change of Control and Retention Agreement with David DeWalt, its Chief Executive Officer and President. The agreement provides for certain severance benefits in the event McAfee terminates Mr. DeWalt’s employment for other than “cause” or in the event that Mr. DeWalt resigns for “good reason.” The agreement provides for varying severance benefits based upon whether the termination occurs within eighteen (18) months following a “change of control” of McAfee (the “Change of Control Period”). The severance payments provided to Mr. DeWalt by this agreement will supersede any severance payments afforded Mr. DeWalt in any employment agreement he had with McAfee. Without regard to severance payments, Mr. DeWalt’s employment will not be changed by this agreement. Pursuant to the agreement and subject to signing a standard release of claims, upon Mr. DeWalt’s termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:
     Termination Other than During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of Mr. DeWalt’s annual base salary, plus a pro rata fraction of the amount equal to 110% of his annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365;

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if Mr. DeWalt was covered under McAfee’s health plan; and

•	Full acceleration of vesting of (i) the outstanding restricted stock units from Mr. DeWalt’s February 11, 2008 grant with respect to 125,000 shares of stock which are due to fully vest within twelve (12) months following termination and (ii) all his then outstanding equity awards that are not subject to vesting based on performance.
     Termination During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twenty-four (24) months of Mr. DeWalt’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to 200% of his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. DeWalt’s then outstanding equity awards.
Additionally, in the event Mr. DeWalt is terminated for other than cause or resigns for good reason before a change of control but on or after a “potential change of control”, Mr. DeWalt will be entitled generally to the superior severance benefits provided by a termination during a Change of Control Period. A “potential change of control” would generally occur upon the execution of an agreement, Board approval, or public announcement for McAfee to enter into a transaction that would be a change of control if such transaction is subsequently consummated. This benefit is only available if the change of control occurs.
Entering into Change of Control and Retention Agreements with Certain Other Officers
     In addition, on December 12, 2008 McAfee also entered into a Change of Control and Retention Agreement with each of the following executive officers of McAfee: Messrs. Christopher Bolin, Mark Cochran, Michael DeCesare and Albert (Rocky) Pimentel (the “Tier 2 Executives”). The agreements with each of the Tier 2 Executives provide substantially the same terms and conditions as the agreement with Mr. DeWalt as described above. However, the agreements to each Tier 2 Executive provide different benefits from those of Mr. DeWalt as described below:
     Termination Other than During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary, plus a pro rata fraction of a stated percentage, ranging form 60% to 100% of their annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365; and

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under COBRA, if the Tier 2 Executive was covered under McAfee’s health plan.
     Termination During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to a stated percentage, ranging from 60% to 100% of their annual base salary for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all of the Tier 2 Executive’s then outstanding equity awards.
Apart from the varied benefits described directly above, the benefits provided to a Tier 2 Executive upon a termination for other than cause or a resignation for good reason are generally the same as those provided to Mr. DeWalt, including the provision for benefits upon a potential change of control.
     Also, on December 18, 2008 McAfee entered into a Change of Control Retention Plan Participation Agreement with Roger King (a “Tier 3 Executive”). The agreement with a Tier 3 Executive provides substantially the same terms and conditions as the agreements to Mr. DeWalt and the Tier 2 Executives. However, the agreement with a Tier 3 Executive only provides severance benefits beyond McAfee's current severance policies for a termination occurring during a Change of Control Period. Also, the payments provided to a Tier 3 Executive under his retention agreement supersede a Tier 3 Executive’s employment agreement only in regard to a payment upon a change of control. Pursuant to his retention agreement and subject to signing a standard release of claims, upon a Tier 3 Executive’s termination for other than cause or upon his resignation for good reason during a Change of Control Period, a Tier 3 Executive will be entitled to the following benefits:
•	A lump-sum payment (less applicable tax withholding) equal to six (6) months of a Tier 3 Executive’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus fifty percent (50%) of a Tier 3 Executive’s target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA equal to six (6) months of the cost of continuation of health coverage; and

•	Fifty percent (50%) acceleration of vesting of all a Tier 3 Executive’s then outstanding equity awards.
Additionally, in the event a Tier 3 Executive is terminated for other than cause or resigns for good reason before a change of control but on or after a potential change of control, the Tier 3 Executive will be entitled generally to the severance benefits provided by a termination during the Change of Control Period.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

10.1	Form of Change of Control and Retention Agreement (Mr. DeWalt and Tier 2 Executives)
10.2	McAfee, Inc. Change of Control Retention Plan (Tier 3 Executives)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: December 18, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel

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